Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements, as amended, on Form S-3ASR (Registration No. 333-261165) and Form S-8 (Registration Nos. 333-106620, 333-129032, 333-136333, 333-174721, 333-205756, 333-238071, and 333-257917) of our reports dated February 22, 2024, with respect to the consolidated financial statements of Valero Energy Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Antonio, Texas
February 22, 2024